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                                                                    EXHIBIT 23.2


                  [Letterhead of PricewaterhouseCoopers LLP]

REPORT OF INDEPENDENT ACCOUNTANTS ON
FINANCIAL STATEMENTS

To the Board of Directors of Voyager.net, Inc.:

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 5, 1999 (except for Note 17, for which the date is June 25, 1999) relating to the financial statements and the financial statement schedule for the year ended December 31, 1998, which appears in Voyager.net, Inc.'s Registration Statement on Form S-1.


                                        /s/ PricewaterhouseCoopers LLP

Grand Rapids, Michigan
August 11, 1999